Exhibit 5.1 Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Beijing Brussels Caracas Colorado Springs Denver Dubai Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston Johannesburg London Los Angeles Luxembourg Madrid Mexico City Miami Milan Monterrey Moscow Munich New York Northern Virginia Paris Perth Philadelphia Rio de Janeiro Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Sydney Tokyo Ulaanbaatar Warsaw Washington DC Associated offices: Budapest Jakarta Jeddah Riyadh Zagreb. For more information see www.hoganlovells.com \\DC - 040658/000033 - 9345681 v1 Hogan Lovells US LLP Columbia Square 555 Thirteenth Street NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com November 10, 2016 Board of Trustees American Homes 4 Rent 30601 Agoura Road, Suite 200 Agoura Hills, California 91301 Ladies and Gentlemen: We are acting as counsel to American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), in connection with the public offering of up to $400,000,000 in aggregate value of the Company’s Class A common shares of beneficial interest, $0.01 par value per share (the “Class A Shares”), all of which Class A Shares are to be offered and sold by the Company from time to time in accordance with the terms of the Sales Agreement, dated November 10, 2016, by and among the Company, American Homes 4 Rent, L.P., a Delaware limited partnership (the “Operating Partnership”), and FBR Capital Markets & Co., BTIG, LLC, Cantor Fitzgerald & Co., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co., Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets LLC and Wells Fargo Securities, LLC, as sales agents (the “Sales Agreement”) and as described in the prospectus supplement dated November 10, 2016 (the “Prospectus Supplement”) and the accompanying prospectus dated August 7, 2014 (together with the Prospectus Supplement, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-197921) (the “Registration Statement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement. For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinion hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Class A Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Amendment and Restatement of Declaration of Trust, as amended. As to all matters of fact, we have relied on the representations and statements of fact made in the

\\DC - 040658/000033 - 9345681 v1 documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing. This opinion letter is based as to matters of law solely on the applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company [and the Operating Partnership] of the Agreement, (ii) authorization by the Company’s Board of Trustees, within the limitations established by resolutions duly adopted by the Company’s Board of Trustees and made available to us, of the terms pursuant to which the Class A Shares may be sold pursuant to the Sales Agreement, (iii) authorization by the Board of Trustees of the terms of the instructions to a Sales Agent, consistent with the foregoing, pursuant to which the Class A Shares may be sold pursuant to the Sales Agreement (the “Instruction Notice”), (iv) issuance of the Shares pursuant to the terms established by the Board of Trustees and the terms of the applicable Instruction Notice, and (v) receipt by the Company of the proceeds for the Class A Shares sold pursuant to such terms and such applicable Instruction Notice, the Class A Shares will be validly issued, fully paid, and non-assessable. This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Class A Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as to the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended. Very truly yours, /s/ Hogan Lovells US LLP HOGAN LOVELLS US LLP